UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2023

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41337	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2023, QSAM Biosciences Inc. (the “Company”) granted pursuant to the Company’s 2016 Omnibus Equity Incentive Plan, as amended (the “Plan”), and as approved by the Company’s Compensation Committee of its Board of Directors, an aggregate of 269,102 shares of restricted common stock to five members of its management team and two independent directors.

The awards are subject to vesting and forfeiture conditions including satisfaction of certain performance-based milestones, as follows: (1) 209,102 shares were issued as incentive compensation vesting 50% upon the Company’s uplisting to Nasdaq if within three years, with the balance vesting in eight quarterly installments commencing on the sooner of such Nasdaq uplisting or 12 months after issuance; provided all shares shall vest upon the sale, merger or other “exit” event for the Company and its shareholders; and (2) 60,000 shares were issued to compensate four members of the management team for acceptance of a significant reduction in their base salaries in 2023 to help the Company conserve cash resources, and vest upon the completion of the Company’s next funding in the amount of at least $5 million or Company exit. Further, the Company issued 2,040 immediately vested unregistered shares of common stock to Adam King, its Chief Financial Officer, in lieu of deferred cash compensation of approximately $10,200.

In connection with these awards, the Board of Directors approved for 2023 an increase in the total number of shares authorized under the Plan by 350,000 additional shares, in accordance with the terms and conditions of the shareholder-approved Plan. As of the date of this report, there are approximately 106,000 shares available for future issuance under the Plan.

All securities granted under the Plan and to Mr. King were sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933. These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	QSAM Biosciences, Inc.

	By:	/s/ Douglas Baum
Douglas Baum
Chief Executive Officer